UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2017
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 14, 2017, Enterprise Services LLC (the “Seller”), a wholly-owned subsidiary of DXC Technology Company (the “Company”) entered into a Master Accounts Receivable Purchase Agreement (the “Purchase Agreement”), among the Seller, The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as administrative agent (the “Agent”), and BTMU, The Bank of Nova Scotia and Mizuho Bank, Ltd., as purchasers (collectively, the “Purchasers”). Concurrently, the Company entered into a Guaranty (the “Guaranty”) made in favor of the Agent, that guarantees the obligations of the Seller. The structured transaction results in the continuous non-recourse true sale of eligible receivables.

The Purchase Agreement establishes a federal government obligor receivables purchase facility (the “Facility”) that provides for up to $200 million (the “Facility Limit”) in funding based on the availability of eligible receivables and the satisfaction of certain conditions. The Facility Limit may be increased from time to time pursuant to the terms of the Purchase Agreement. The Facility is a committed facility that has an initial term of one (1) year, unless terminated earlier by the Seller, the Agent or the Purchasers. The Purchase Agreement also provides for optional extensions of the Facility’s term, if agreed to by the Purchasers, in each case for an additional six month duration. Each such extension may be requested as early as 210 days prior to, and not less than sixty days prior to, the then scheduled termination date.

Under the Facility, the Seller will sell eligible federal government obligor receivables, including both receivables that have already been billed under an invoice and also certain unbilled receivables arising from contracts where the Seller has performed work under a “cost plus fixed fee” or “time and materials” contract and other required conditions.

The Seller expects to use the proceeds from receivables sales under the Facility for general corporate purposes.

The Guaranty is filed as exhibit 10.1 and is incorporated herein by reference. The Purchase Agreement is filed as exhibit 10.2 and is incorporated herein by reference, and the description of the Facility contained herein is qualified in its entirety by the terms of the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Guaranty dated as of July 14, 2017 by and between DXC Technology Company and The Bank of Tokyo Mitsubishi UFJ, Ltd.
10.2	Master Accounts Receivable Purchase Agreement dated as of July 14, 2017 by and between Enterprise Services LLC, The Bank of Tokyo Mitsubishi UFJ, Ltd., The Bank of Nova Scotia and Mizuho Bank, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	July 19, 2017	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer